Exhibit 99.1


  Company Contact:                           Investor Contact:
  Janice MacKenzie                           Robert B. Prag, President
  I-trax, Inc.                               The Del Mar Consulting Group, Inc.
  (215) 557-7488 x109                        (858) 794-9500
  jmackenzie@i-trax.com                      bprag@delmarconsulting.com

FOR IMMEDIATE RELEASE


             I-TRAX ANNOUNCES ACTUAL AND PRO FORMA RESULTS FOR 2003

           - Company to Host Conference Call Today at 4:15 p.m. EST -

PHILADELPHIA, PA March 24, 2004 -- I-trax, Inc. (Amex: DMX), a health management solutions company, announced today its results for the year ended December 31, 2003.

Revenue for the year ended December 31, 2003 was $4,188,860, an increase of 7% as compared to revenue of $3,931,910 for the year ended December 31, 2002. Service revenue for 2003 was $2,612,941, an increase of 53% from $1,706,602 of service revenue for 2002. Service revenue comprised 62% of total revenue in 2003 as compared to only 43% of total revenue in 2002. This increase reflects the Company's evolution away from selling software and toward an emphasis on providing health management services.

Net loss for 2003 was $8,058,579, or $0.74 per share, as compared to a net loss of $9,424,973, or $1.04 per share in 2002.

Earnings before interest, taxes, depreciation, and amortization (or EBITDA) were negative $3,614,474 for the year ended December 31, 2003, a 41% improvement from EBITDA of negative $6,084,543 for the year ended December 31, 2002. Both the EBITDA and net income figures for 2003 include a one time benefit of $500,000 from life insurance proceeds attributable to the death of a senior executive officer and certain non-cash charges totaling approximately $2.4 million comprised primarily of: $1.4 million for the issuance of securities as compensation for investor relations services, $460,000 intangible asset impairment charge associated with the death of a senior executive officer, $300,000 in connection with the increase in value of certain warrants granted in a private placement, and $200,000 for the write off of costs associated with a terminated acquisition.

Reconciliation in computing EBITDA from I-trax's financial statements is as follows:

                                                             Year ended       Year ended
                                                             31-Dec-03        31-Dec-02
                                                           ---------------  ---------------

Net loss per Company's financial statements                 (8,058,579)      (9,424,973)

Add back:

     Interest expense and financing costs                    2,405,015        1,107,632
     Amortization of debt issuance costs                       336,783          187,337
     Depreciation & amortization                             1,702,307        2,045,461
                                                           ---------------  ---------------

EBITDA                                                      (3,614,474)      (6,084,543)
                                                           ===============  ===============


As announced on March 22, 2004, I-trax completed its merger with CHD Meridian Healthcare. Below is CHD Meridian Healthcare's reconciliation in computing EBITDA from its stand-alone financial statements.

                                                                    Year ended       Year ended
                                                                    31-Dec-03        31-Dec-02
                                                                    ---------------  ---------------

         Net income per CHD Meridian Healthcare's
         financial statements                                         4,399,000        1,924,000

         Add back:

              Interest expense (income) and financing costs             (87,000)        (124,000)
              Income taxes                                              339,000          337,000
              Depreciation & amortization                             1,461,000        1,854,000
                                                                    ---------------  ---------------

         EBITDA                                                       6,112,000        3,991,000
                                                                    ===============  ===============


If the merger had been consummated on January 1, 2003, the pro forma 2003 results would have been as follows: revenue of approximately $122 million, net loss of approximately $3.6 million, and EBITDA of approximately $2.5 million. If I-trax had not incurred $2.4 million of non-cash charges described above, and CHD Meridian had not incurred merger related costs of approximately $400,000, pro forma EBITDA for the combined companies would have been approximately $5.3 million.

Reconciliation in computing pro forma EBITDA for I-trax and CHD Meridian Healthcare's financial statements is as follows:

                                                                      Year ended       Year ended
                                                                      31-Dec-03        31-Dec-02
                                                                    ---------------  ---------------

         Net loss per merged companies' financial
         statements                                                  (3,659,579)      (7,500,973)

         Add back:

              Interest expense and financing costs                    2,318,015          983,632
              Amortization of debt issuance costs                       336,783          187,337
              Provision for income taxes                                339,000          337,000
              Depreciation & amortization                             3,163,307        3,899,461
                                                                    ---------------  ---------------

         EBITDA                                                       2,497,526       (2,093,543)
                                                                    ===============  ===============

Commenting on the results for 2003, Frank A. Martin, chairman and chief executive officer of I-trax, stated, "We achieved two great milestones in the Company's history during 2003, which we believe position us for a very bright future. First, we successfully deployed our Health-e-LifeSM Program, which combines our Internet self-help and nurse-based, data driven population management services into a coordinated product offering. This revolutionary program is generating significant interest from our target customers and we believe this platform clearly sets us apart from our competition. Second, we agreed to merge with CHD Meridian Healthcare in late December. The recent completion of the merger makes I-trax the largest provider of corporate healthcare management solutions in the United States, having a combined offering that is truly unprecedented in today's market."

I-trax will host a conference call today at 4:15 p.m. EST. The telephone number for the conference call is 800-362-0571 with the Conference ID of ITRAX. During the call, Mr. Martin will discuss the Company's 2003 financial results, the recent merger with CHD Meridian Healthcare, and will also be available to answer questions. Investors may e-mail questions in advance of the call to The Del Mar Consulting Group, Inc. at bprag@delmarconsulting.com.

Investors may also choose to listen to the conference call by going to I-trax's web site at https://www.i-trax.com and selecting the conference link on the Investor Information page in the "Our Company" section of the site. This is a listen-only option and will not enable the listener to pose questions during the call.

Investors will be able to access an encore recording of the conference call through April 30 by calling 877-710-5298. The encore recording will be available approximately two hours after the conference call has concluded.

About I-trax

I-trax is the largest provider of integrated corporate healthcare management solutions in the United States, with pro forma 2003 net revenues of approximately $122 million. Serving 90 leading U.S. employers, I-trax offers corporate healthcare solutions including primary care services, pharmacy services and benefits, staffing and management of on-site occupational health facilities, corporate health staffing and management, and population-based disease, wellness and life-style management programs.

Safe Harbor Statement: This press release contains forward-looking statements that are based upon current expectations and involve a number of risks and uncertainties. In order for I-trax to utilize the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, investors are cautioned that these statements may be affected by certain important factors, and consequently, actual operations and results may differ materially from those expressed in these forward-looking statements. The important factors include, but are not limited to: the ability of I-trax and CHD Meridian Healthcare to integrate their businesses successfully; demand for the merged companies' products and services and the merged companies ability to execute new service contracts; uncertainty of future profitability and general economic conditions; the risk associated with a significant concentration of revenue with a limited number of customers; the merged companies ability to renew and maintain contracts with existing customers under existing terms; and acceptance of I-trax's population health management solutions by the marketplace. I-trax undertakes no obligation to update or revise any forward-looking statement. These and other risks pertaining to I-trax and CHD Meridian Healthcare are described in greater detail in I-trax's periodic filings with the Securities and Exchange Commission.









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